Exhibit 99.1

Northern Oil and Gas, Inc. Appoints Bahram Akradi to Board of Directors
MINNEAPOLIS, July 24, 2017 -- Northern Oil and Gas, Inc. (NYSE MKT: NOG) (“Northern”) announced today that Bahram Akradi, Chairman of the Board, President, Chief Executive Officer and a director of LTF Holdings, Inc. and its subsidiary, Life Time Fitness, Inc. (“Life Time”), has been appointed to the Northern board of directors (the “Board”) effective immediately. Mr. Akradi owns approximately 9.8 percent of Northern’s outstanding common shares.
In connection with his appointment to the Board, Mr. Akradi and Northern have entered into a letter agreement. Under the terms of the agreement, the Board will increase in size from seven to eight members and Mr. Akradi has agreed to customary standstill provisions.
“We are pleased to have reached this agreement with Mr. Akradi and welcome another one of our largest shareholders to the Board,” said Richard Weber, Chairman of the Board of Directors. “We look forward to Mr. Akradi’s input and will work closely with him to create value for all of our shareholders.”
“I want to thank the Chairman and the rest of the Board for the constructive approach taken in reaching today’s agreement,” said Mr. Akradi. “I look forward to working with management and the Board of Directors to pursue our shared goal of increasing value for Northern’s shareholders.”
Mr. Akradi has served as Chairman of the Board, President, Chief Executive Officer and a director of LTF Holdings, Inc. and its wholly owned subsidiary, Life Time, since September 2015. For a period of more than five years prior to such time, Mr. Akradi was Chairman of the Board, President, Chief Executive Officer and a director of Life Time, which was a public company until it was taken private in 2015.
The complete agreement between Northern and Mr. Akradi will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.
ABOUT NORTHERN OIL AND GAS
Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.
SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this release regarding Northern's financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "continue," "anticipate," "target," "could," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern's properties, Northern's ability to acquire additional development opportunities, changes in Northern's reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern's ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern's operations, products, services and prices.
Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern's control.

CONTACT:
Brandon Elliott, CFA
Executive Vice President,
Corporate Development and Strategy
952-476-9800
belliott@northernoil.com